EXHIBIT 10.4
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                         REVOLVING LOAN PROMISSORY NOTE
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$12,5000.000.00                                                February 23, 2001



FOR VALUE RECEIVED, the undersigned, SUPERIOR PHARMACEUTICAL COMPANY, an Ohio corporation (the "Company"), promise to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC. (herein "Lender") the Lender under a certain Financing and Security Agreement of even date herewith among Lender, the Company and RxBazaar.com, Inc., a Delaware corporation (herein the "Financing Agreement") at Lender's office located at 84 State Street, Boston, Massachusetts 02109, in lawful money of the United States of America and in immediately available funds, the principal amount of Twelve Million Five Hundred Thousand and 00/100 Dollars ($12,500,000.00), or such other principal amount advanced pursuant to Section 3, Paragraph 1 of the Financing Agreement. The balance of such Revolving Loans will fluctuate as a result of the daily application of the proceeds of collections of the Accounts and the making of additional Revolving Loans as described in Section 3. The Revolving Loans may be borrowed, repaid and reborrowed by the Company. A final payment in an amount equal to the outstanding aggregate balance of principal and interest remaining unpaid, if any, under this Revolving Loan promissory Note as shown on the books and records of the Lender shall be due and payable upon any termination of the financing Agreement.

All capitalized terms used herein shall have the meaning provided therefore in the Financing Agreement, unless otherwise defined herein.

The Company further promises to pay interest at such office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the dates and at the rates specified in Section 8 of the Financing Agreement.

If any payment on this Revolving Loan Promissory Note becomes due and payable on a day other than a business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This Revolving Loan promissory note is the Revolving Loan promissory Note referred to in the Financing Agreement, and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided herein.

The date and amount of the advances(s) made hereunder may be recorded on the schedule which is attached hereto and hereby made part of this Revolving Loan Promissory Note or the separate ledgers maintained by the Lender, provided that any failure to record any such information on such schedule shall not in any manner affect the obligation of the Company to make payments of principal and interest in accordance with the terms of this Revolving Loan Promissory Note. The aggregate unpaid principal amount of all advances made pursuant hereto may be set forth in the balance column on said schedule or such ledgers maintained by the Lender. All such advances, whether or not so recorded, shall be due as part of this Revolving Loan Promissory Note.
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The Company confirms that any amount received by or paid to the Lender in connection with the Financing Agreement and/or any balances standing to its credit on any of its accounts on the Lender's books under the Financing agreement may in accordance with the terms of the financing Agreement be applied in reduction of this Revolving Loan Promissory note, but no balance or amounts shall be deemed to effect payment in whole or part of this Revolving Loan Promissory note unless the Lender shall have actually charged such account or accounts for the prose of such reduction or payment of this Revolving Loan Promissory note.

Upon the occurrence of any one or more of the Events of Defaults specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Revolving Loan Promissory Note may become, or be declared to be, immediately due and payable as provided in the Financing Agreement.

The Company and any and all guarantor, sureties and endorsers jointly and severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration, protest and diligence in collecting.

This Revolving Loan Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York and the applicable federal laws of the United States.

Executed under seal of the date first set forth above.

                                          Superior Pharmaceutical Company



                                          By: /s/ C. Robert Cusick
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                                          Print: C. Robert Cusick
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